UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2009 (June 8, 2009)
Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207

(Address of principal executive offices)	(Zip Code)
(614) 491-2225

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Director Under Item 5.02(d)
     On June 10, 2009, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors of Bob Evans Farms, Inc. (the “Company”) increased the size of the Board from nine to ten members effective July 1, 2009 and elected Dr. E. Gordon Gee as a director to fill the newly created seat effective July 1, 2009. Dr. Gee will serve with the class of directors who will hold office until the Company’s 2010 annual meeting of stockholders and until their successors are duly elected and qualified. Dr. Gee has not yet been appointed to any committees of the Board of Directors.
     Dr. Gee has served as the President of The Ohio State University since 2007, and was Chancellor of Vanderbilt University from 2000 to 2007.
     Dr. Gee, in his capacity as a non-employee director of the Company, will receive the same compensation for fiscal 2010 as the other non-employee directors of the Company, pro-rated to reflect his time served on the Board. If Dr. Gee is appointed to any Board committees in the future, he will receive the same compensation for his service on such committees as the other committee members. In connection with his appointment to the Board, Dr. Gee will receive an award of the Company’s restricted stock with a grant date value of $16,667 (representing a prorated portion of the annual stock grant awarded to non-employee directors under the Company’s director compensation program). The Company’s Compensation Program for Directors was attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 13, 2007.
     The Board has determined that Dr. Gee and his immediate family members have not had (and do not propose to have) a direct or indirect interest in any transaction in which the Company or any of the Company’s subsidiaries was (or is proposed to be) a participant that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. The Board has also determined that Dr. Gee satisfies the independence requirements of The NASDAQ Stock Exchange and applicable SEC rules and regulations.
     The Company issued a news release on June 11, 2009, announcing Dr. Gee’s election to the Board. A copy of the news release is filed as Exhibit 99.1 to this Form 8-K, and the portion of the news release pertaining to Dr. Gee’s election is incorporated herein by reference.
Executive Compensation Arrangements Under Item 5.02(e)
     In February 2009, the Company’s Board of Directors adopted the Bob Evans Farms, Inc. Executive Compensation Recoupment Policy, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. This policy generally provides for the recoupment by the Company under certain circumstances of annual cash bonuses, stock-based awards, performance-based compensation and any other forms of cash or equity compensation other than salary.

     To implement the policy, on June 8, 2009, the Company entered into an Executive Recoupment Policy Acknowledgement and Agreement (the “Recoupment Agreement”) with each of its executive officers, including the following named executive officers of the Company:
•	Steven A. Davis, Chairman and Chief Executive Officer;

•	Donald J. Radkoski, Chief Financial Officer;

•	J. Michael Townsley, President — Food Products;

•	Randall L. Hicks, President and Chief Concept Officer — Bob Evans Restaurants; and

•	Timothy J. Pulido, President and Chief Concept Officer — Mimi’s Café.
     In the Recoupment Agreement, the executive officer acknowledges the existence of the policy and its application to all awards granted after the date of the Recoupment Agreement and agrees that the officer’s execution of the Recoupment Agreement is a condition to the receipt of future awards.
     The foregoing description of the Recoupment Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Recoupment Agreement attached hereto as Exhibit 10, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(a) – (c).	Not applicable.

(d).	Exhibits:

Exhibit No.	Description

10.1	Bob Evans Farms, Inc. Executive Compensation Recoupment Policy Adopted February 17, 2009.

10.2	Form of Executive Recoupment Policy Acknowledgement and Agreement

99	Press Release dated June 11, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.
Dated: June 12, 2009	By:	/s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and Corporate Secretary

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